Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Record First Quarter Results

First Quarter 2018 Results

•	Record first quarter revenues of $639 million, an increase of 5% from prior year on 1% volume growth

•	Record first quarter operating income of $219 million, 4% higher than a year ago

•	Operating ratio of 65.8%, compared with 65.4% in first quarter 2017

•
Record first quarter diluted earnings per share of $1.40, an increase of 1% over first quarter 2017; record first quarter adjusted diluted earnings per share of $1.30, an increase of 11% over first quarter 2017

Kansas City, Mo., April 20, 2018. Kansas City Southern (KCS) (NYSE:KSU) reported record first quarter 2018 revenues of $639 million, an increase of 5% from first quarter 2017. Overall, carload volumes increased 1% compared to the prior year.

First quarter 2018 revenues increased in four commodity groups, led by a 17% increase in Automotive, a 10% increase in Chemicals and Petroleum and a 9% increase in Intermodal. Revenue from Industrial and Consumer was also positive with an increase of 4% compared to the first quarter of 2017. These increases were partially offset by declines in Energy and Agriculture and Minerals of 11% and 2%, respectively, compared to the first quarter of 2017.

Operating expenses in the first quarter were $420 million, 5% higher than 2017. Operating income was a first quarter record at $219 million, an increase of 4% from the first quarter 2017. KCS reported a first quarter operating ratio of 65.8%, a 0.4 point deterioration over first quarter 2017.

Reported net income in the first quarter of 2018 was $145 million, or $1.40 per diluted share, compared with $147 million, or $1.38 per diluted share, in the first quarter of 2017. Excluding the impacts of foreign exchange, adjusted diluted earnings per share was a first quarter record of $1.30, compared to $1.17 in first quarter 2017.

“Despite congestion across the North American rail network, KCS grew volumes in all commodity groups except Energy and Agriculture and Minerals during the first quarter 2018,” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “Furthermore, we maintain our outlook for mid-single digit volume growth for full year 2018.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended March 31, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$221.7	$76.8	$144.9	$1.40
Adjustments for:
Foreign exchange gain	(27.8)	(8.3)	(19.5)	(0.19)
Foreign exchange component of income taxes	—	(8.9)	8.9	0.09
Adjusted	$193.9	$59.6	134.3
Less: Noncontrolling interest and preferred
stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$133.8	$1.30

	Three Months Ended March 31, 2017
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$237.9	$91.0	$146.9	$1.38
Adjustments for:
Foreign exchange gain	(46.8)	(14.1)	(32.7)	(0.31)
Foreign exchange component of income taxes	—	(10.3)	10.3	0.10
Adjusted	$191.1	$66.6	124.5
Less: Noncontrolling interest and preferred
stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$124.1	$1.17

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances are primary components of a railway network, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Revenues	$638.6	$609.5
Operating expenses:
Compensation and benefits	121.6	117.4
Purchased services	47.1	48.8
Fuel	81.3	75.4
Mexican fuel excise tax credit	(9.2)	(11.7)
Equipment costs	32.2	31.2
Depreciation and amortization	83.3	79.3
Materials and other	63.6	58.4
Total operating expenses	419.9	398.8
Operating income	218.7	210.7
Equity in net earnings of affiliates	1.0	4.0
Interest expense	(25.5)	(24.7)
Foreign exchange gain	27.8	46.8
Other income (expense), net	(0.3)	1.1
Income before income taxes	221.7	237.9
Income tax expense	76.8	91.0
Net income	144.9	146.9
Less: Net income attributable to noncontrolling interest	0.4	0.3
Net income attributable to Kansas City Southern and subsidiaries	144.5	146.6
Preferred stock dividends	0.1	0.1
Net income available to common stockholders	$144.4	$146.5

Earnings per share:
Basic earnings per share	$1.41	$1.38
Diluted earnings per share	$1.40	$1.38

Average shares outstanding (in thousands):
Basic	102,574	106,111
Potentially dilutive common shares	402	215
Diluted	102,976	106,326

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - First Quarter 2018 and 2017

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Chemical & Petroleum
Chemicals	$57.7	$54.6	6%	26.7	27.5	(3%)	$2,161	$1,985	9%
Petroleum	49.0	38.8	26%	24.0	21.0	14%	2,042	1,848	10%
Plastics	33.0	33.1	—	17.4	18.2	(4%)	1,897	1,819	4%
Total	139.7	126.5	10%	68.1	66.7	2%	2,051	1,897	8%

Industrial & Consumer Products
Forest Products	65.3	63.5	3%	29.6	29.6	—	2,206	2,145	3%
Metals & Scrap	53.8	54.3	(1%)	29.7	30.4	(2%)	1,811	1,786	1%
Other	27.2	22.3	22%	22.7	20.8	9%	1,198	1,072	12%
Total	146.3	140.1	4%	82.0	80.8	1%	1,784	1,734	3%

Agriculture & Minerals
Grain	65.2	66.2	(2%)	33.5	35.7	(6%)	1,946	1,854	5%
Food Products	36.2	38.3	(5%)	14.9	16.3	(9%)	2,430	2,350	3%
Ores & Minerals	4.9	4.3	14%	5.3	4.8	10%	925	896	3%
Stone, Clay & Glass	7.1	7.5	(5%)	3.2	3.3	(3%)	2,219	2,273	(2%)
Total	113.4	116.3	(2%)	56.9	60.1	(5%)	1,993	1,935	3%

Energy
Utility Coal	29.3	42.8	(32%)	30.0	44.5	(33%)	977	962	2%
Coal & Petroleum Coke	10.2	11.0	(7%)	13.4	16.3	(18%)	761	675	13%
Frac Sand	11.1	10.7	4%	7.1	7.2	(1%)	1,563	1,486	5%
Crude Oil	10.7	4.5	138%	7.0	3.7	89%	1,529	1,216	26%
Total	61.3	69.0	(11%)	57.5	71.7	(20%)	1,066	962	11%

Intermodal	90.9	83.5	9%	243.0	224.0	8%	374	373	—

Automotive	59.8	51.3	17%	39.8	37.6	6%	1,503	1,364	10%

TOTAL FOR COMMODITY GROUPS	611.4	586.7	4%	547.3	540.9	1%	$1,117	$1,085	3%

Other Revenue	27.2	22.8	19%

TOTAL	$638.6	$609.5	5%